Exhibit 99.1
November 3, 2016
GenMark Diagnostics Reports Q3 Financial Results
Third Quarter Revenue Increased 28% Versus Prior Year to $10.8 million
ePlex® Gaining Momentum in Europe; Preparation for U.S. Launch Underway
ePlex Clinical Sample Testing Completed at Clinical Study Sites; Q4 FDA Submission on Track
Completed $29 Million ATM Offering; Ended Q3 with Cash Balance of $54.2 million

CARLSBAD, Calif.-(BUSINESS WIRE) - GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the third quarter ended September 30, 2016.

Revenue for the third quarter of 2016 was $10.8 million, an increase of 28% over the prior year period.

Gross profit for the third quarter of 2016 was $6.5 million, or 60% of revenue, compared with $5.1 million, or 60% of revenue in the same period of 2015.
"In addition to continued strong performance from XT-8 in the USA, during the third quarter we also realized our first ePlex revenues in Europe. Over the past few months, our ePlex commercialization efforts have been highly effective. Since our last update, we have more than doubled the number of ePlex customer agreements to more than thirty. Our global funnel of ePlex opportunities continues to strengthen, and customer feedback remains very positive,” said Hany Massarany, President and Chief Executive Officer of GenMark. “Furthermore, we recently completed the testing of clinical samples required for 510(k) clearance of the ePlex instrument and its Respiratory Pathogen (RP) panel. Our teams are now preparing clinical study reports for submission to the FDA this quarter, in line with our expectations. Additionally, we raised $29 million of cash during the quarter in an at-the-market (ATM) equity offering of common stock further strengthening our balance sheet,” added Massarany.
Operating expenses for the third quarter of 2016 were $18.1 million compared to $16.2 million in the same period for 2015. The increase was mainly driven by research and development expenses as efforts continued towards the launch of ePlex.
Loss per share was $0.27 per share for the third quarter of 2016, consistent with the same period of 2015.
The Company ended the quarter with $54.2 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex system. The Company's existing debt facility can provide up to an additional $20 million to support the launch of ePlex internationally as well as domestically.
Business Outlook
For full year 2016, the Company continues to expect revenue in the range of $47 to $51 million and gross margin in the range of 57% to 59%.
The Company will host a conference call to discuss third quarter results in further detail on Thursday, November 3, 2016 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 3270495 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT-8® system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex®. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely FDA clearance and commercialization of our ePlex system and our future financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	September 30, 2016	December 31, 2015
Current assets
Cash and cash equivalents	$19,293	$35,385
Marketable securities	34,860	10,080
Accounts receivable, net of allowances of $2,740 and $2,727, respectively	5,115	6,847
Inventories	4,216	3,054
Prepaid expenses and other current assets	1,192	591
Total current assets	64,676	55,957
Property and equipment, net	17,335	11,396
Intangible assets, net	2,795	2,376
Restricted cash	758	758
Other long-term assets	175	180
Total assets	$85,739	$70,667
Current liabilities
Accounts payable	$5,392	$4,376
Accrued compensation	5,227	3,861
Current portion of long-term debt	5,403	(373)
Other current liabilities	3,804	2,725
Total current liabilities	19,826	10,589
Long-term liabilities
Deferred rent	3,781	1,257
Long-term debt	14,302	9,890
Other non-current liabilities	202	334
Total liabilities	38,111	22,070
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 46,402 and 42,551 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	5	4
Additional paid-in capital	390,194	353,233
Accumulated deficit	(342,593)	(304,669)
Accumulated other comprehensive income	22	29
Total stockholders’ equity	47,628	48,597
Total liabilities and stockholders’ equity	$85,739	$70,667

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Product revenue	$10,727	$8,382	$34,111	$25,944
License and other revenue	86	90	278	281
Total revenue	10,813	8,472	34,389	26,225
Cost of revenue	4,362	3,352	13,457	10,630
Gross profit	6,451	5,120	20,932	15,595
Operating expenses
Sales and marketing	3,223	3,587	10,232	10,984
General and administrative	3,227	3,061	10,522	10,393
Research and development	11,628	9,589	37,100	27,292
Total operating expenses	18,078	16,237	57,854	48,669
Loss from operations	(11,627)	(11,117)	(36,922)	(33,074)
Other income (expense)
Interest income	43	30	98	99
Interest expense	(476)	(289)	(1,061)	(607)
Other income (expense)	16	(14)	7	193
Total other income (expense)	(417)	(273)	(956)	(315)
Loss before provision for income taxes	(12,044)	(11,390)	(37,878)	(33,389)
Income tax expense	14	4	45	26
Net loss	$(12,058)	$(11,394)	$(37,923)	$(33,415)
Net loss per share, basic and diluted	$(0.27)	$(0.27)	$(0.88)	$(0.79)
Weighted average number of shares outstanding, basic and diluted	44,377	42,312	43,308	42,061
Other comprehensive loss
Net loss	$(12,058)	$(11,394)	$(37,923)	$(33,415)
Foreign currency translation adjustments	(4)	(1)	9	8
Net unrealized gains (losses) on marketable securities, net of tax	20	(4)	(2)	(20)
Comprehensive loss	$(12,042)	$(11,399)	$(37,916)	$(33,427)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(37,923)	$(33,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,739	2,500
Amortization of premiums on investments	61	157
Amortization of deferred debt issuance costs	277	199
Gain on sale of investment in preferred stock	(9)	(223)
Stock-based compensation	6,788	7,347
Provision for bad debt	13	—
Non-cash inventory adjustments	120	567
Other non-cash adjustments	20	9
Changes in operating assets and liabilities:
Accounts receivable	1,719	557
Inventories	(1,048)	(980)
Prepaid expenses and other assets	(596)	(320)
Accounts payable	916	(358)
Accrued compensation	1,731	575
Other liabilities	33	(295)
Net cash used in operating activities	(25,159)	(23,680)
Investing activities
Payments for intellectual property licenses	(800)	(550)
Purchases of property and equipment	(5,105)	(2,868)
Purchases of marketable securities	(32,895)	(14,797)
Proceeds from sales of marketable securities	9	223
Maturities of marketable securities	8,050	28,350
Net cash provided by (used in) investing activities	(30,741)	10,358
Financing activities
Proceeds from issuance of common stock	30,448	427
Costs incurred in conjunction with stock issuance	(1,091)	—
Principal repayment of borrowings	(28)	(15)
Proceeds from borrowings	10,000	10,000
Costs associated with debt issuance	(30)	(718)
Proceeds from stock option exercises	507	986
Net cash provided by financing activities	39,806	10,680
Effect of exchange rate changes on cash	2	(1)
Net decrease in cash and cash equivalents	(16,092)	(2,643)
Cash and cash equivalents at beginning of period	35,385	36,855
Cash and cash equivalents at end of period	$19,293	$34,212
Non-cash investing and financing activities
Transfer of instruments from property and equipment to inventory	$234	$165
Property and equipment costs included in accounts payable	$1,040	$248
Intellectual property acquisitions included in other current liabilities	$700	$800
Supplemental cash flow disclosures
Cash paid for income taxes, net	$38	$9
Cash received for interest	$58	$256
Cash paid for interest	$761	$607

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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